Exhibit 99

Journal Communications Reports Fourth Quarter and Full Year 2005 Results

    MILWAUKEE--(BUSINESS WIRE)--Feb. 2, 2006--Journal Communications (NYSE:JRN) today announced results for its fourth quarter and full year ended December 25, 2005.
    Note that for both the fourth quarter and full year 2005, results include the operations of three new television stations whose assets were acquired from Emmis Communications Corporation on December 5, 2005.
    For the fourth quarter, basic and diluted earnings per share from continuing operations were $0.23 and $0.22, respectively. This compares to basic and diluted earnings per share from continuing operations of $0.27 and $0.26, respectively, for the quarter ended December 26, 2004. Net earnings decreased 26.5% to $16.7 million, including $1.3 million in after-tax shut-down costs at our Louisiana printing plant, compared to net earnings of $22.7 million. In the fourth quarter of 2004, Journal Communications recorded a $2.2 million gain on the sale of properties, net of tax, and a $0.6 million charge for voluntary terminations, net of tax. In the fourth quarter 2005, earnings from continuing operations were $16.5 million compared to $20.0 million, a decrease of 17.8%.
    For the full year ended December 25, 2005, net earnings of $66.2 million, including $2.2 million in hurricane-related and plant closure costs, net of tax, were down 15.6% compared to $78.5 million. The change in net income also reflects a reduction in 2005 of approximately $15.5 million from political and Olympics advertising. Earnings from continuing operations were $61.1 million compared to $73.3 million for the full year ended December 26, 2004, a decrease of 16.6%.
    Note that unless otherwise indicated, all comparisons are either to the fourth quarter or the full year ended December 26, 2004. Both quarters contained 91 days; fiscal year 2004 contained 361 days and fiscal year 2005 contained 364 days.
    "Clearly, in 2005 we did not achieve our financial plan," said Steven J. Smith, chairman and chief executive officer. "In broadcast, we were unable to fully replace $16.4 million in Olympics and political revenue. Further, overall revenue in 2005 was negatively impacted by the reduction in Norlight's carrier business and a highly competitive telecommunications' enterprise market, soft auto advertising across our media platforms and the disruptive effects of Hurricane Katrina and the shutdown of our printing plant at our community publishing group.
    "On a positive note, we added excellent television stations to the Journal Broadcast family through our December 2005 purchase of WFTX-TV
(FOX) in Fort Myers/Naples, Florida, and KGUN-TV (ABC) in Tucson, Arizona. We also now program KMTV (CBS) in Omaha, Nebraska, under a local marketing agreement. At our radio group, we saw improvement in earnings and margin for the fifth consecutive year. Our daily newspaper remained focused on margin improvement through ongoing efficiencies and new revenue initiatives, and our community publishing group recorded enhanced performance at a number of papers. At Norlight, we signed new agreements with significant wholesale customers and at IPC we moved closer to completing our transition back to our core print business while improving operating results.
    "Looking forward, we expect rapid integration of our new television assets, with aggressive selling plans and continued careful scrutiny of all expenses. We will continue to focus on margin improvement in our Publishing operations through ongoing production efficiencies, deployment of specialty publications, online revenue initiatives such as a local search solution and further development of our niche Web sites. In telecommunications, we are focused on growing our enterprise business and expect that realignment on the wholesale side will adjust downward in 2006 as we work through implementation of new contracts."

    Consolidated

    For the fourth quarter, revenue from continuing operations decreased 4.5% to $195.3 million compared to revenue of $204.4 million. Operating earnings from continuing operations decreased 14.6% to $29.1 million, including $2.2 million in costs related to the shutdown of our Louisiana printing plant, compared to $34.1 million. Operating earnings margin was 14.9% compared to 16.7%. EBITDA (net earnings excluding the gain from discontinued operations, net; total other expense, net; provision for income taxes; depreciation; and amortization) of $40.1 million decreased 13.0% compared to $46.1 million.
    For the full year, revenue from continuing operations decreased 1.2% to $764.5 million compared to revenue of $773.4 million. Operating earnings from continuing operations decreased 15.4% to $105.2 million, including $3.7 million in costs related to the hurricane and the shutdown of our Louisiana printing plant, compared to $124.3 million. Operating earnings margin was 13.8% compared to 16.1%. EBITDA of $149.3 million decreased 11.8% compared to $169.3 million.

    Publishing

    For the fourth quarter, publishing revenue decreased 3.8% to $85.4 million compared to $88.7 million, reflecting, in part, the shutdown of our printing plant in New Orleans. Operating earnings from publishing decreased 14.6% to $9.4 million compared to $11.1 million, reflecting pre-tax hurricane- and plant closure-related costs of $2.2 million.
    For the full year, publishing revenue of $339.0 million was essentially flat compared to $338.9 million. Operating earnings from publishing decreased 4.6% to $41.7 million -- including hurricane- and plant closure-related costs of $3.7 million -- compared to $43.7 million.

    Milwaukee Journal Sentinel Financial Statement Reporting Changes

    Previously, in monthly revenue releases regarding the Milwaukee Journal Sentinel, the "Other Advertising Revenue" category had included such items as Online, Shared Mail, Event Marketing, Solo Mail and Direct Print. Effective in Period 12 (December) and going forward, these items are being reported in the traditional categories of Classified, Retail and National, with the exception of Solo Mail, which is now reflected in the new classification, "Direct Marketing." The advertising classification previously labeled "General" is now called "National." Further, any advertising that runs in the classified section of our daily newspaper's various products -- including Online, mke and specialty publications -- is now included in the pertinent classified verticals of Employment, Auto, Real Estate and Other.
    Lastly, Journal Sentinel has revised circulation revenue numbers for 2004 and 2005, reflecting a change in the way we are reporting carrier compensation. We are now recording circulation revenue on a retail, rather than a wholesale (net), basis -- as do many newspapers. The impact is an increase in revenue offset by a like amount in increased operating expense. This reclassification has no impact on earnings. In the 2004 and 2005 fourth quarters, the impact to circulation revenue was $2.8 million and $2.7 million, respectively.
    For reference, a twelve-period 2004 and 2005 table -- which reflects these changes -- is attached to the December revenue release, which we issued this morning.

    Broadcasting

    For the fourth quarter, Broadcasting revenue decreased 6.9% to $47.7 million compared to $51.2 million. Broadcasting operating earnings of $13.6 million were down 9.5% compared to $15.0 million. The fourth quarter 2005 was marked by challenging comparatives for political and issue advertising (primarily for television) and continued overall softness in advertising, particularly at our NBC television stations. Also in the fourth quarter 2005, a pre-tax gain of $0.6 million was recorded from the sale of radio station KHLP-AM in Omaha.
    For the fourth quarter, revenue from television stations decreased 10.6% to $24.9 million compared to $27.9 million. In the fourth quarter 2005, political and issue advertising revenue for television declined $5.9 million. Operating earnings from television stations decreased 33.7% to $6.1 million compared to $9.2 million. Excluding the new television operations acquired in December 2005, revenue decreased 21.0% and operating earnings decreased 42.8%.
    For the fourth quarter, revenue from radio stations of $22.8 million was down 2.5% compared to $23.3 million. In the fourth quarter 2005, political and issue advertising revenue for radio declined $0.6 million. Operating earnings from radio stations increased 28.6% to $7.5 million compared to $5.8 million. Included in the fourth quarter 2005 was the $0.6 million gain on the radio station sale.
    For the full year, Broadcasting revenue decreased 2.2% to $168.3 million compared to $172.1 million. Broadcasting operating earnings decreased 21.0% to $35.1 million compared to $44.4 million. The decrease was caused by challenging comparatives for political and issue advertising and for the 2004 Summer Olympics, as well as continued overall softness in television advertising.
    For the full year, revenue from television stations decreased 6.5% to $84.0 million compared to $89.8 million. For the full year 2005, political and issue advertising revenue for television declined $12.0 million. In 2004, Olympics revenue totaled $2.5 million. For the full year 2005, operating earnings from television stations decreased 50.5% to $12.2 million compared to $24.6 million. Excluding the newly acquired television operations and the Green Bay station acquired in October 2004, revenue decreased 17.3% and operating earnings decreased 52.7%.
    For the full year, revenue from radio stations of $84.3 million was up 2.5% compared to $82.3 million. For the full year 2005, political and issue advertising revenue for radio declined $1.0 million. Operating earnings from radio stations increased 15.5% to $22.9 million compared to $19.8 million.

    Telecommunications

    For the fourth quarter, revenue from telecommunications decreased 6.2% to $33.7 million from $35.9 million due to lower prices and service disconnections. Operating earnings from telecommunications decreased 43.7% to $4.6 million compared to $8.2 million due to lower revenues, a change in product mix and increased operating costs associated with the enterprise business.
    For the full year, revenue from telecommunications decreased 2.0% to $141.1 million from $144.0 million. Operating earnings from telecommunications decreased 30.9% to $24.0 million compared to $34.7 million.

    Printing Services

    For the fourth quarter, revenue from printing services decreased 1.8% to $18.8 million from $19.2 million. Operating earnings from printing services were $1.0 million compared to break-even, reflecting the ongoing successful strategic transition back to the core printing business and a continued emphasis on strict cost control.
    For the full year, revenue from printing services decreased 5.0% to $72.5 million from $76.3 million. Operating earnings from printing services increased to $2.3 million compared to a loss of $0.4 million.

    Other

    For the fourth quarter, revenue for "Other" of $9.8 million increased 3.5% compared to revenue of $9.4 million. "Other" operating earnings increased to $0.5 million from a loss of $0.1 million. For the full year, revenue for "Other" of $43.6 million increased 3.6% compared to revenue of $42.1 million. "Other" operating earnings increased 10.4% to $2.1 million from $1.9 million.

    Stock Repurchase Program

    During the fourth quarter 2005, the Company repurchased 1,273,700 shares of its class A common stock. Through December 25, 2005, the Company had repurchased 3,434,995 class A shares.

    First Quarter 2006 Guidance

    For the first quarter of 2006, Journal Communications currently anticipates revenue to be between $187 million and $192 million and net earnings to be between $10.5 million and $12.5 million.

    Webcast of Conference Call

    A live webcast of the fourth quarter and full year 2005 conference call will be accessible through www.journalcommunications.com/investors beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on this site today through February 16. To access the call, dial 866-271-0675 (domestic) or 617-213-8892 (international) at least 10 minutes prior to the scheduled 10 a.m. CT start. The access code for the conference call is 82028618. Replays of the conference call will be available February 2 through February 4. To hear the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international). The access code for the replay is 91971760.

    Forward-looking Statements

    This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 1 of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

    About Journal Communications

    Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media and communications company with operations in publishing, radio and television broadcasting, telecommunications and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and about 90 community newspapers and shoppers in eight states. We own and operate 37 radio stations and nine television stations in 12 states and operate two television stations under local marketing agreements. Through our telecommunications segment, we own and operate a regional fiber optic network in the upper Midwest, provide integrated data communications solutions for small and mid-size businesses and offer network transmission solutions for other service providers. We also provide a wide range of commercial printing services -- including printing of publications, professional journals and documentation material -- as well as electronic publishing, kit assembly and fulfillment. In addition, we operate a direct marketing services business.

    Tables Follow

                     Journal Communications, Inc.
            Consolidated Statements of Earnings (unaudited)
    (dollars in thousands, except for shares and per-share amounts)


                                      Fourth Quarter (A)
                                    -----------------------
                                       2005        2004      % Change
                                    ----------- ----------- ----------

Continuing Operations:
Revenue:
    Publishing                         $85,390     $88,736       (3.8)
    Broadcasting                        47,687      51,226       (6.9)
    Telecommunications                  33,684      35,893       (6.2)
    Printing services                   18,819      19,162       (1.8)
    Other                                9,754       9,426        3.5
                                    ----------- -----------
Total revenue                          195,334     204,443       (4.5)

Operating costs and expenses:
    Publishing                          44,851      45,725       (1.9)
    Broadcasting                        19,546      19,434        0.6
    Telecommunications                  22,083      21,688        1.8
    Printing services                   15,658      16,613       (5.7)
    Other                                8,449       7,829        7.9
                                    ----------- -----------
Total operating costs and expenses     110,587     111,289       (0.6)

Selling and administrative expenses     55,621      59,055       (5.8)
                                    ----------- -----------
Total operating costs and expenses
 and selling and administrative
 expenses                              166,208     170,344       (2.4)
                                    ----------- -----------

Operating earnings                      29,126      34,099      (14.6)

Other income and (expense):
    Interest income and dividends           56          96
    Interest expense                    (2,125)       (705)
                                    ----------- -----------
Total other income and (expense)        (2,069)       (609)

Earnings from continuing operations
 before income taxes                    27,057      33,490      (19.2)

Provision for income taxes              10,592      13,456      (21.3)
                                    ----------- -----------

Earnings from continuing operations     16,465      20,034      (17.8)

Gain from discontinued operations,
 net of applicable tax expense
 of $61, $1,710, $3,123 and
 $3,269, respectively                      236       2,695
                                    ----------- -----------

Net earnings                           $16,701     $22,729      (26.5)
                                    =========== ===========

Weighted average number of shares:
    Basic                           69,504,933  72,210,561
    Diluted                         73,971,680  76,665,565

Earnings per share:
    Basic:
        Continuing operations            $0.23       $0.27      (14.8)
        Discontinued operations              -        0.04        N/A
                                    ----------- -----------
        Net earnings                     $0.23       $0.31      (25.8)
                                    =========== ===========

    Diluted:
        Continuing operations            $0.22       $0.26      (15.4)
        Discontinued operations           0.01        0.04      (75.0)
                                    ----------- -----------
        Net earnings                     $0.23       $0.30      (23.3)
                                    =========== ===========


                                       Four Quarters (B)
                                    -----------------------
                                       2005        2004      % Change
                                    ----------- ----------- ----------

Continuing Operations:
Revenue:
    Publishing                        $339,002    $338,896        0.0
    Broadcasting                       168,316     172,073       (2.2)
    Telecommunications                 141,087     144,020       (2.0)
    Printing services                   72,463      76,308       (5.0)
    Other                               43,593      42,075        3.6
                                    ----------- -----------
Total revenue                          764,461     773,372       (1.2)

Operating costs and expenses:
    Publishing                         176,316     173,155        1.8
    Broadcasting                        73,722      68,832        7.1
    Telecommunications                  89,486      85,870        4.2
    Printing services                   61,291      66,519       (7.9)
    Other                               37,316      34,925        6.8
                                    ----------- -----------
Total operating costs and expenses     438,131     429,301        2.1

Selling and administrative expenses    221,170     219,728        0.7
                                    ----------- -----------
Total operating costs and expenses
 and selling and administrative
 expenses                              659,301     649,029        1.6
                                    ----------- -----------

Operating earnings                     105,160     124,343      (15.4)

Other income and (expense):
    Interest income and dividends          318         335
    Interest expense                    (3,960)     (2,280)
                                    ----------- -----------
Total other income and (expense)        (3,642)     (1,945)

Earnings from continuing operations
 before income taxes                   101,518     122,398      (17.1)

Provision for income taxes              40,369      49,066      (17.7)
                                    ----------- -----------

Earnings from continuing operations     61,149      73,332      (16.6)

Gain from discontinued operations,
 net of applicable tax expense
 of $61, $1,710, $3,123 and
 $3,269, respectively                    5,094       5,148
                                    ----------- -----------

Net earnings                           $66,243     $78,480      (15.6)
                                    =========== ===========

Weighted average number of shares:
    Basic                           70,944,842  72,931,102
    Diluted                         75,415,309  77,386,883

Earnings per share:
    Basic:
        Continuing operations            $0.84       $0.98      (14.3)
        Discontinued operations           0.07        0.07          -
                                    ----------- -----------
        Net earnings                     $0.91       $1.05      (13.3)
                                    =========== ===========

    Diluted:
        Continuing operations            $0.81       $0.95      (14.7)
        Discontinued operations           0.07        0.06       16.7
                                    ----------- -----------
        Net earnings                     $0.88       $1.01      (12.9)
                                    =========== ===========


(A) 2005 fourth quarter: September 26, 2005 to December 25, 2005. 2004 fourth quarter: September 27, 2004 to December 26, 2004.
(B) 2005 four quarters: December 27, 2004 to December 25, 2005. 2004 four quarters: January 1, 2004 to December 26, 2004.


                     Journal Communications, Inc.
                    Segment Information (unaudited)
                        (dollars in thousands)


                                      Fourth Quarter (A)
                                    -----------------------
                                       2005        2004      % Change
                                    ----------- ----------- ----------
Revenue
-------
Publishing                             $85,390     $88,736       (3.8)
Broadcasting                            47,687      51,226       (6.9)
Telecommunications                      33,684      35,893       (6.2)
Printing services                       18,819      19,162       (1.8)
Other                                    9,754       9,426        3.5
                                    ----------- -----------
                                      $195,334    $204,443       (4.5)
                                    =========== ===========

Operating earnings
------------------
Publishing                              $9,448     $11,057      (14.6)
Broadcasting                            13,569      14,986       (9.5)
Telecommunications                       4,616       8,205      (43.7)
Printing services                          960         (12)       N/A
Other                                      533        (137)       N/A
                                    ----------- -----------
                                       $29,126     $34,099      (14.6)
                                    =========== ===========

Depreciation and amortization
-----------------------------
Publishing                              $3,514      $4,280      (17.9)
Broadcasting                             2,356       2,464       (4.4)
Telecommunications                       4,385       4,472       (1.9)
Printing services                          503         628      (19.9)
Other                                      192         113       69.9
                                    ----------- -----------
                                       $10,950     $11,957       (8.4)
                                    =========== ===========


                                       Four Quarters (B)
                                    -----------------------
                                       2005        2004      % Change
                                    ----------- ----------- ----------
Revenue
-------
Publishing                            $339,002    $338,896        0.0
Broadcasting                           168,316     172,073       (2.2)
Telecommunications                     141,087     144,020       (2.0)
Printing services                       72,463      76,308       (5.0)
Other                                   43,593      42,075        3.6
                                    ----------- -----------
                                      $764,461    $773,372       (1.2)
                                    =========== ===========

Operating earnings
------------------
Publishing                             $41,677     $43,708       (4.6)
Broadcasting                            35,094      44,404      (21.0)
Telecommunications                      23,959      34,691      (30.9)
Printing services                        2,324        (367)       N/A
Other                                    2,106       1,907       10.4
                                    ----------- -----------
                                      $105,160    $124,343      (15.4)
                                    =========== ===========

Depreciation and amortization
-----------------------------
Publishing                             $14,319     $15,855       (9.7)
Broadcasting                             8,910       8,516        4.6
Telecommunications                      18,082      17,465        3.5
Printing services                        2,085       2,381      (12.4)
Other                                      770         749        2.8
                                    ----------- -----------
                                       $44,166     $44,966       (1.8)
                                    =========== ===========


(A) 2005 fourth quarter: September 26, 2005 to December 25, 2005. 2004 fourth quarter: September 27, 2004 to December 26, 2004.
(B) 2005 four quarters: December 27, 2004 to December 25, 2005. 2004 four quarters: January 1, 2004 to December 26, 2004.


                     Journal Communications, Inc.
              Publishing Segment Information (unaudited)
                        (dollars in thousands)


Publishing revenue by category:
-------------------------------

                                     Fourth Quarter of 2005 (A)
                                --------------------------------------

                                              Community
                                   Daily      Newspapers
                                 Newspaper    & Shoppers     Total
                                ------------ ------------ ------------

Advertising revenue:
   Retail                           $26,233      $13,501      $39,734
   Classified                        15,834        2,414       18,248
   National                           2,257           --        2,257
   Direct Marketing                   2,753           --        2,753
   Other                                 --          397          397
                                ------------ ------------ ------------
Total advertising revenue            47,077       16,312       63,389
Circulation revenue                  13,128          747       13,875
Other revenue                         1,928        6,198        8,126
                                ------------ ------------ ------------
Total revenue                       $62,133      $23,257      $85,390
                                ============ ============ ============


                                      Fourth Quarter of 2004 (A)
                                --------------------------------------

                                              Community
                                   Daily      Newspapers
                                 Newspaper    & Shoppers     Total
                                ------------ ------------ ------------

Advertising revenue:
   Retail                           $27,133      $14,052      $41,185
   Classified                        16,055        2,206       18,261
   National                           3,024           --        3,024
   Direct Marketing                   2,718           --        2,718
   Other                                 --          427          427
                                ------------ ------------ ------------
Total advertising revenue            48,930       16,685       65,615
Circulation revenue                  13,716          699       14,415
Other revenue                         1,238        7,468        8,706
                                ------------ ------------ ------------
Total revenue                       $63,884      $24,852      $88,736
                                ============ ============ ============


                                  % Change     % Change    % Change
                                   Daily         CN&S        Total
                                ------------ ------------ ------------

Advertising revenue:
   Retail                              (3.3)        (3.9)        (3.5)
   Classified                          (1.4)         9.4         (0.1)
   National                           (25.4)         N/A        (25.4)
   Direct Marketing                     1.3          N/A          1.3
   Other                                N/A         (7.0)        (7.0)
Total advertising revenue              (3.8)        (2.2)        (3.4)
Circulation revenue                    (4.3)         6.9         (3.7)
Other revenue                          55.7        (17.0)        (6.7)
Total revenue                          (2.7)        (6.4)        (3.8)


                                      Four Quarters of 2005 (B)
                                --------------------------------------

                                              Community
                                   Daily      Newspapers
                                 Newspaper    & Shoppers     Total
                                ------------ ------------ ------------

Advertising revenue:
   Retail                           $93,812      $54,778     $148,590
   Classified                        70,040        9,841       79,881
   National                          10,188           --       10,188
   Direct Marketing                   7,561           --        7,561
   Other                                 --        1,792        1,792
                                ------------ ------------ ------------
Total advertising revenue           181,601       66,411      248,012
Circulation revenue                  52,932        2,912       55,844
Other revenue                         7,496       27,650       35,146
                                ------------ ------------ ------------
Total revenue                      $242,029      $96,973     $339,002
                                ============ ============ ============


                                      Four Quarters of 2004 (B)
                                --------------------------------------

                                              Community
                                   Daily      Newspapers
                                 Newspaper    & Shoppers     Total
                                ------------ ------------ ------------

Advertising revenue:
   Retail                           $93,638      $55,496     $149,134
   Classified                        67,294        9,112       76,406
   National                          11,527           --       11,527
   Direct Marketing                   7,867           --        7,867
   Other                                 --        1,907        1,907
                                ------------ ------------ ------------
Total advertising revenue           180,326       66,515      246,841
Circulation revenue                  54,434        2,868       57,302
Other revenue                         5,544       29,209       34,753
                                ------------ ------------ ------------
Total revenue                      $240,304      $98,592     $338,896
                                ============ ============ ============


                                  % Change     % Change     % Change
                                   Daily         CN&S        Total
                                ------------ ------------ ------------

Advertising revenue:
   Retail                               0.2         (1.3)        (0.4)
   Classified                           4.1          8.0          4.5
   National                           (11.6)         N/A        (11.6)
   Direct Marketing                    (3.9)         N/A         (3.9)
   Other                                N/A         (6.0)        (6.0)
Total advertising revenue               0.7         (0.2)         0.5
Circulation revenue                    (2.8)         1.5         (2.5)
Other revenue                          35.2         (5.3)         1.1
Total revenue                           0.7         (1.6)         0.0


(A) 2005 fourth quarter: September 26, 2005 to December 25, 2005. 2004 fourth quarter: September 27, 2004 to December 26, 2004.
(B) 2005 four quarters: December 27, 2004 to December 25, 2005. 2004 four quarters: January 1, 2004 to December 26, 2004.


NOTE:

1) Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results.
2) The tables above reflect the reclassifications of advertising revenue categories and revised circulation revenue, as discussed in detail in the body of the press release.


Daily newspaper's core newspaper advertising linage by category:
----------------------------------------------------------------


                                   Fourth Quarter (A)
                                -------------------------
                                    2005         2004       % Change
                                ------------ ------------ ------------
Advertising linage (inches):

Full run
   Retail                           170,984      199,165        (14.1)
   Classified                       170,827      195,104        (12.4)
   National                          11,028       14,072        (21.6)
                                ------------ ------------
Total full run                      352,839      408,341        (13.6)
Part run                             40,940       50,654        (19.2)
                                ------------ ------------
Total advertising linage            393,779      458,995        (14.2)
                                ============ ============

Preprint pieces (in thousands)      258,435      234,057         10.4
                                ============ ============


Full pages of advertising and revenue per page of our community newspapers and shoppers:
---------------------------------------------------------------

Full pages of advertising:
   Community newspapers              23,014       25,200         (8.7)
   Shoppers and specialty
    products                         26,182       27,422         (4.5)
                                ------------ ------------
Total full pages of advertising      49,196       52,622         (6.5)
                                ============ ============

Revenue per page                    $292.87      $281.27          4.1
                                ============ ============


Daily newspaper's core newspaper advertising linage by category:
----------------------------------------------------------------

                                    Four Quarters (B)
                                -------------------------
                                    2005         2004       % Change
                                ------------ ------------ ------------
Advertising linage (inches):

Full run
   Retail                           687,132      724,220         (5.1)
   Classified                       773,032      845,014         (8.5)
   National                          45,074       54,213        (16.9)
                                ------------ ------------
Total full run                    1,505,238    1,623,447         (7.3)
Part run                            167,047      172,125         (3.0)
                                ------------ ------------
Total advertising linage          1,672,285    1,795,572         (6.9)
                                ============ ============

Preprint pieces (in thousands)      895,598      800,700         11.9
                                ============ ============


Full pages of advertising and revenue per page of our community newspapers and shoppers:
----------------------------------------------------------------

Full pages of advertising:
   Community newspapers              91,659      100,156         (8.5)
   Shoppers and specialty
    products                        107,847      108,979         (1.0)
                                ------------ ------------
Total full pages of advertising     199,506      209,135         (4.6)
                                ============ ============

Revenue per page                    $296.41      $282.96          4.8
                                ============ ============


(A) 2005 fourth quarter: September 26, 2005 to December 25, 2005. 2004 fourth quarter: September 27, 2004 to December 26, 2004.
(B) 2005 four quarters: December 27, 2004 to December 25, 2005. 2004 four quarters: January 1, 2004 to December 26, 2004.


NOTE: Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results. All data are subject to later adjustment.


                     Journal Communications, Inc.
Reconciliation of our consolidated net earnings to consolidated EBITDA
                              (unaudited)
                        (dollars in thousands)


                               Fourth Quarter (A)   Four Quarters (B)
                               ------------------- -------------------
                                  2005      2004      2005      2004
                               --------- --------- --------- ---------

Net earnings                    $16,701   $22,729   $66,243   $78,480
Gain from discontinued
 operations, net                   (236)   (2,695)   (5,094)   (5,148)
Provision for income taxes       10,592    13,456    40,369    49,066
Total other expenses, net         2,069       609     3,642     1,945
Depreciation                     10,562    11,666    42,803    43,570
Amortization                        388       291     1,363     1,396
                               --------- --------- --------- ---------
EBITDA                          $40,076   $46,056  $149,326  $169,309
                               ========= ========= ========= =========


(A) 2005 fourth quarter: September 26, 2005 to December 25, 2005. 2004 fourth quarter: September 27, 2004 to December 26, 2004.
(B) 2005 four quarters: December 27, 2004 to December 25, 2005. 2004 four quarters: January 1, 2004 to December 26, 2004.


We believe that EBITDA is relevant and useful because it helps improve our investors' ability to understand our operating performance and makes it easier to compare our results with other companies that have different financing and capital structures or tax rates. We use EBITDA, among other things, to evaluate our operating performance, to value prospective acquisitions and as a component of incentive compensation targets for certain management personnel. Our lenders use EBITDA as one of the measures of our ability to service our debt. EBITDA is not a measure of performance calculated in accordance with U.S. generally accepted accounting principles. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows measures from operating performance as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies. In addition, EBITDA does not represent funds available for discretionary use.


                     Journal Communications, Inc.
                 Consolidated Condensed Balance Sheets
                        (dollars in thousands)

                                            December 25,
                                                2005      December 26,
                                             (unaudited)      2004
                                            ------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents                      $6,864        $6,374
  Receivables, net                               90,146        89,690
  Inventories, net                                9,647        10,450
  Prepaid expenses                               14,279        13,302
  Deferred income taxes                           9,968         8,903
  Investment in preferred stock                       -         4,394
  Current assets of discontinued operations           -        11,672
                                            ------------  ------------
Total current assets                            130,904       144,785
Property and equipment, net                     316,911       297,405
Goodwill                                        276,339       136,286
Broadcast licenses                              174,835       140,046
Other intangible assets, net                     41,663        14,753
Prepaid pension costs                            18,348        23,787
Other assets                                     25,104         8,565
Non-current assets of discontinued
 operations                                         307         8,892
                                            ------------  ------------
Total assets                                   $984,411      $774,519
                                            ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $40,671       $39,239
  Accrued compensation                           18,532        22,364
  Deferred revenue                               18,971        20,255
  Accrued employee benefits                       9,467        10,171
  Other current liabilities                      15,516        12,518
  Current liabilities of discontinued
   operations                                       205         7,273
  Current portion of long-term liabilities        5,053         3,600
                                            ------------  ------------
Total current liabilities                       108,415       115,420
Accrued employee benefits                        20,280        17,839
Long-term notes payable to banks                274,545        70,310
Deferred income taxes                            65,630        64,491
Other long-term liabilities                      31,473        16,964
Shareholders' equity                            484,068       489,495
                                            ------------  ------------
Total liabilities and shareholders' equity     $984,411      $774,519
                                            ============  ============

    CONTACT: Journal Communications, Inc.
             Sara Leuchter Wilkins, 414-224-2633
             swilkins@journalcommunications.com